EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

I, John P. Derham Cato, Chairman, President and Chief Executive Officer of The Cato Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. Section 1350, that on the date of this Certification:

1.	the Form 10-Q of the Company for the quarter ended October 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 6, 2004

/s/ John P. Derham Cato
John P. Derham Cato
Chairman, President and
Chief Executive Officer